Exhibit 10.7

Execution Version

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Amount: $600,000	Dated as of October 2, 2025 New York, New York

Future Money Acquisition Corporation, a Cayman Islands exempt company (the “Maker”), promises to pay to the order of Future Wealth Capital Corp., a British Virgin Islands business company with limited liability (the “Payee”), or order, the principal sum of up to Six-Hundred Thousand Dollars ($600,000) in lawful money of the United States of America, on the terms and conditions described below. All payments on this promissory note (“Note”) shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1.	Principal. The principal balance of this Note shall be due and payable by the Maker upon the closing of a Repayment/Conversion Trigger Event, as such term is defined below (the “Maturity Date”). The principal balance may be prepaid at any time prior to the Maturity Date without penalty upon written notice by the Maker to the Payee, subject to the terms of Section 1(b) hereof. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder.

Each of the following shall constitute a “Repayment/Conversion Trigger Event”:

The closing of a merger, consolidation, or other business combination through which the Maker acquires an entity for its initial business combination (a “De-SPAC Transaction”).

2.	Interest. No interest shall accrue on the unpaid principal balance of this Note.

3.	Non-Convertible; Non-Recourse. This Note shall not be convertible into any securities of Maker, and Payee shall have no recourse with respect to the Payee’s ability to convert this Note into any securities of Maker.

4.	Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

5.	Events of Default. Each of the following shall constitute an “Event of Default” under this Note:

(a)	Failure to pay any amount due hereunder when due and payable;

(b)	Any representation or warranty made by either of the Makers herein proves to have been materially false or misleading when made or deemed made;

(c)	Either of the Makers becomes insolvent, makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy, is adjudicated bankrupt or insolvent, or files any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future bankruptcy or insolvency statute; and

(d)	A receiver, trustee or liquidator is appointed for either of the Makers or for all or substantially all of its assets.

6.	Remedies.

(a)	Upon the occurrence of an Event of Default specified in Section 5 hereof, the Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)

Upon the occurrence of an Event of Default, the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of the Payee.

7.	Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by the Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by the Payee.

8.	Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

9.	Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery or (iv) sent by facsimile or (v) to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

If to Maker:

Future Money Acquisition Corporation
89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands

lc2910257@gmail.com

If to Payee:

Future Wealth Capital Corp

Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands

steven@fmgroup.xyz

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a facsimile transmission confirmation, (iii) the date reflected on a signed delivery receipt, or (iv) two (2) Business Days following tender of delivery or dispatch by express mail or delivery service.

10.	Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

11.	Jurisdiction. The courts of the State of New York have exclusive jurisdiction to settle any dispute arising out of or in connection with this agreement (including a dispute relating to any non-contractual obligations arising out of or in connection with this agreement) and the parties submit to the exclusive jurisdiction of the courts of New York.

12.	Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.	Trust Waiver. The Payee has been provided a copy of the Prospectus. Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any amounts contained in the trust account in which the proceeds of the initial public offering (the “IPO”) conducted by the Maker and the proceeds of the sale of securities in a private placement that occurred prior to the effectiveness of the IPO, as described in greater detail in the Prospectus, were placed, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim from the trust account or any distribution therefrom for any reason whatsoever. If Maker does not consummate a Business Combination, this Note shall be repaid only from amounts remaining outside of the trust account, if any.

14.	Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

15.	Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

16.	Further Assurance. The Maker shall, at its own cost and expense, execute and do (or procure to be executed and done by any other necessary party) all such deeds, documents, acts and things as the Payee may from time to time require as may be necessary to give full effect to this Note.

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IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed on the day and year first above written.

FUTURE MONEY ACQUISITION CORPORATION

By:	/s/ Siyu Li
Name:	Siyu Li
Title:	CEO

Accepted and Agreed:

FUTURE WEALTH CAPITAL CORP.

By:	/s/ Siyu Li
Name:	Siyu Li
Title:	CEO

[Signature Page to Promissory Note]

AMENDMENT TO THE PROMISSORY NOTE

THIS AMENDMENT TO PROMISSORY NOTE, dated November 19, 2025, the “Effective Date,” (this “Amendment”) is entered into by and among Future Money Acquisition Corporation, a Cayman Islands exempt company (the “Maker”) and Future Wealth Capital Corp., a British Virgin Islands business company with limited liability (the “Payee”). Capitalized terms used herein shall have the meaning as prescribed in the Note.

WHEREAS, on October 2, 2025, the Maker issued a promissory note to the Payee in exchange for Six Hundred Thousand Dollars ($600,000) (the “Note”).

WHEREAS, the parties have agreed to amend the Note to clarify that the Maker may request up to Six Hundred Thousand Dollars ($600,000) as a drawdown to pay for costs reasonably related to Maker’s initial public offering of its securities and also to clarify the repayment date of the Note.

Capitalized terms used herein that are not otherwise defined shall have the meanings set forth in the Note.

NOW, THEREFORE, in consideration of the foregoing recitals, the Parties hereby agree as follows:

1.	Amendment to the Note:

1.1	The Parties agree that preamble shall be deleted in its entirety and replaced with the following:

“1. Principal and Drawdowns. Maker and Payee agree that Maker may request up to Six Hundred Thousand Dollars ($600,000) for costs reasonably related to Maker’s initial public offering of its securities. The principal of this Note may be drawn down from time to time by written request by Maker to Payee up until the full amount has been drawn. The principal balance of this Note shall be repayable on the earlier of (i) December 31, 2026, (ii) the date on which Maker consummates an initial public offering of its securities (“IPO”) or (iii) the date on which Maker determines to not proceed with such IPO.

2.	Conflicting Terms. In the event of any conflict or inconsistency between this Amendment and the Note, this Amendment shall prevail and control. Except as amended hereby, the Note shall remain in full force and effect.

3.	Incorporation by Reference. Without prejudice to the terms of this Amendment, the Parties agree that Section 11 (Jurisdiction), Section 12 (Severability), and Section 13 (Trust Waiver), Section 14 (Amendment; Waiver), Section 15 (Assignment), and Section 16 (Further Assurances) of Note shall apply mutatis mutandis to this Amendment.

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IN WITNESS WHEREOF, the parties have caused this Amendment to the Promissory Note to be duly executed on the day and year first above written.

FUTURE MONEY ACQUISITION CORPORATION

By:	/s/ Siyu Li
Name:	Siyu Li
Title:	Chief Executive Officer

Accepted and Agreed:

FUTURE WEALTH CAPITAL CORP.

By:	/s/ Siyu Li
Name:	Siyu Li
Title:	Chief Executive Officer

[Signature Page to the Amendment to the Promissory Note]